Exhibit 99.1

For immediate release.	Contact:	John Van Blaricum
913.307.1017

Mediware to Acquire SciHealth, Inc., a leading provider of software to improve healthcare performance

Acquisition complements Mediware’s software products and adds a performance management solution in this fast growing healthcare segment; transaction expected to close in June.

LENEXA KS, DATE, 2009 -- Mediware Information Systems (NASD: MEDW), a provider of ClosedLoop blood and medication management software solutions, announced today that it has signed an agreement to acquire substantially all the assets of Atlanta-based SciHealth, Inc. SciHealth developed and markets Insight™, a business and clinical intelligence software package designed to enable healthcare institutions to deliver services more effectively and efficiently, saving both time and money. Insight™ includes configurable tools that enable healthcare institutions to actively monitor, measure and analyze more than 1000 key clinical and financial performance indicators.  Insight is installed and operational in more than 100 hospital facilities, including the U.S. Military Health System.

The Insight system collects data from a variety of different information systems across a hospital and translates that data into easy to understand graphical dashboards. As a result, managers, executives and other users of the Insight solution are able to proactively improve performance in real time.

“The Insight software has proven to be very effective in helping healthcare providers actively manage performance and improve the overall efficiency of their organizations,” said Thomas Mann, Mediware’s president and chief executive officer. “The Insight software has an excellent reputation with its customers, is built on very robust technology, and has compelling functionality that addresses critical clinical, financial and regulatory requirements.”

“President Obama’s stimulus package has targeted health information technologies, interoperability, and increased efficiency through electronic medical records (EMR). We see the Insight software as an interoperability tool that uses information from EMRs and other hospital systems helping to create the efficiencies President Obama envisions.”

“Insight software customers currently benefit from performance indicators that deliver useable information in real-time. The Insight solution is effective in a wide range of hospital departments, including the Blood Bank, the Emergency Room and the Pharmacy, and as an enterprise solution assisting with revenue cycle management and quality core measure compliance,” said Mr. Mann.  “Consequently, we believe the Insight software will be of value to every level of management at our current 1400 hospital, pharmacy, blood bank, and blood center customers, as well as the overall hospital market.”

More information will be made available following the close of the acquisition.  The acquisition is subject to customary closing conditions and is expected to close in June.

About Mediware
Mediware delivers ClosedLoop™ blood and medication management software systems that encapsulate information supporting patient therapies, reinforce patient safety practices and improve efficiencies to lower costs.  Mediware’s customers include prestigious hospitals, clinics, correctional institutions, blood centers and other public and private health care institutions throughout the world.  For more information about Mediware products and services, visit our web site.

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Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and in releases made by the SEC from time to time.  Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2008, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  The Company disclaims any obligation to update its forward-looking statements.